Confidential Materials omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 under the Securities Act of 1933, as amended. Confidential portions are marked: [ *** ]

Exhibit 10.2

LICENSING, MANUFACTURING
AND SUPPLY AGREEMENT

This Licensing, Manufacturing and Supply Agreement (the “Agreement”) is being entered into as of the 12th day of October 2011 (the “Effective Date”), by and between INNOCOLL PHARMACEUTICALS, LIMITED, an Irish Corporation (collectively, with its Affiliates “Innocoll”) whose principal office is Midlands Innovation and Research Centre, Dublin Road, Athlone, Co. Westmeath, Ireland (or “Innocoll”) and Pioneer Pharma Co. Ltd., offices located at Suite A-C 18F, HuDong Finance Building, No. 1128, Xiang Yin Road, Shanghai, China (“PIONEER”)

Preliminary Statements

WHEREAS, Innocoll has developed the Product and desires to grant to PIONEER the exclusive right to distribute and sell the Product in the Territory in the Field (as each is defined below);

WHEREAS, PIONEER is willing to act as Innocoll’s distributor for the Product in the Territory in the Field; and

WHEREAS, Innocoll and PIONEER desire to enter into this Agreement to set forth the terms and conditions of such distribution right and all other rights and obligations of the parties relating thereto.

NOW, THEREFORE, the parties agree as follows:

Terms and Conditions

1.	Defined Terms:

1.1	Affiliates shall mean, with respect to either party, those entities controlled by, in control of, or under common control with such party. A corporation or non-corporate business entity shall be regarded as in control of another corporation or business entity (i) if it owns or directly or indirectly controls a majority of the voting stock or other ownership interest of the other entity, or (ii) in the absence of the ownership of a majority of the voting stock or other ownership interest of such entity, if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation or non-corporate business entity, as applicable.

1.2	Field shall mean adhesion barrier and any other indication approved by EU regulatory authorities and the SFDA.

1.3	Product shall mean product(s) identified in Exhibit A

1.4	Territory shall mean The People’s Republic of China, including the territories of Hong Kong, Macau and Taiwan.

2.	Appointment of Exclusive Distributor

2.1	Innocoll hereby appoints PIONEER as its sole and exclusive distributor to market, sell, advertise, promote and distribute, directly or through its Affiliates the Product in the Field in the Territory. PIONEER hereby accepts such appointment.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 under the Securities Act of 1933, as amended. Confidential portions are marked: [ *** ]

2.2	Innocoll represents and warrants to PIONEER that Innocoll has not entered into any other agreements, written or oral, with any third party permitting the sale or distribution of the Product in the Field in the Territory, and Innocoll covenants and agrees that during the Term, Innocoll will not enter into any such agreement or itself, directly or indirectly, sell or distribute the Product or any product that competes directly with the Product in the Territory. PIONEER covenants and agrees that during the Term it will not itself or cause or permit any Affiliate to enter into an agreement with a third party to, promote, market or sell in the Territory a product that competes directly with the Product.

3.	Manufacture and Supply of Product

3.1	Forecasts. At the beginning of each calendar month during the Term, PIONEER shall provide Innocoll with a non-binding, good faith written forecast of PIONEER’S expected requirements for Product during the following twelve (12) month period (the “Forecast”). Notwithstanding the first sentence of this Section 3.1, the first three (3) month period included in each Forecast shall constitute a firm purchase order and binding commitment.

3.2	Orders. PIONEER shall place binding orders for Product by written or electronic purchase order (or by any other means agreed to by the parties) to Innocoll. Innocoll shall acknowledge and accept or reject any PIONEER purchase order in writing within ten (10) days of receipt. Innocoll shall not refuse to accept any order in an amount equal to or less than the most recent Forecast, unless Innocoll has indicated upon receiving a Forecast that it will not be able to meet this requirement. All such purchase orders shall be irrevocable. Purchase orders shall set forth the desired date of delivery with respect to the Product ordered and shall be placed at least ninety (90) days prior to such desired date of delivery. All Product ordered by PIONEER under this Agreement shall be delivered on or before the delivery date set forth in the applicable purchase order.

3.3	Innocoll will manufacture the Products exclusively for PIONEER in accordance with the Specifications and in compliance with all relevant legal and regulatory requirements.

3.4	Shipment. Innocoll shall deliver the Product, CIP (Incoterms 2000) Wuhan, China, or other location as Parties might agree upon from time to time (the “Shipping Point”). Innocoll shall ship all Product in accordance with the instructions specified in PIONEER’S purchase orders. A Certificate of Analysis (“COA”) specific to testing of each lot/batch, must accompany each shipment. Innocoll shall maintain a copy of each such COA in compliance with cGMP/QSR. Innocoll shall provide a duplicate copy of the COA to PIONEER, upon PIONEER’S request.

3.5	Inspection and Acceptance. PIONEER shall have the right, at its sole discretion, to inspect each and every shipment of the Product. PIONEER shall have fifteen (15) days from receipt of each shipment of Product to visually inspect the shipment (Inspection Period). PIONEER may reject a shipment (or portion thereof) of Product if any one or more units contained therein fail to conform to the Specifications, by providing Innocoll written notice of such rejection prior to the end of the Inspection Period. PIONEER may then return all or a portion of the shipment of Product to Innocoll and Innocoll shall either supply replacing Product or a full refund at the discretion of Pioneer. In addition to the foregoing, for any Product for which the defect identified by PIONEER is a latent defect that could not reasonably be detected upon visual inspection, PIONEER shall have a

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period of thirty (30) days from the date of identification of such latent defect to return any such Product to Innocoll and Innocoll shall either supply replacing Product or a full refund at the discretion of Pioneer. Should any Chinese government body such as customs or SFDA deem the shipment to be non-compliant and therefore refuse the Product access to the Chinese market, this shall be deemed a latent defect as mentioned above.

3.6	Upon shipment of Products, Innocoll shall invoice PIONEER. Payment by PIONEER will be due in full ninety (90) days after receipt of invoice.

4.	Supply Prices and Additional Consideration

Product Supply Prices and Additional Consideration are set out in Exhibit B which is incorporated herein by reference.

5.	Minimum Purchase Requirements

From *** for the term of the Agreement, PIONEER will purchase Products from Innocoll in an amount as set out on Exhibit C hereto (“Minimum Purchase Requirement”).

6.	Complaints

PIONEER will inform Innocoll immediately of any complaints related to the Products and will liaise with Innocoll in investigating the possible causes and agree on any remedial plans of action.

7.	Batch Recall

Innocoll, in its capacity as responsible manufacturer of the Products, shall be responsible for any batch recall of Products from the market and co-ordinate the same. In the event any governmental authority or agency requests a recall or takes similar action in connection with the Products, or in the event that PIONEER determines an event or incident has occurred which may result in the need for a recall or a market withdrawal, PIONEER will inform Innocoll by telephone or facsimile within 24 hours and the parties shall agree on an appropriate course of action. Innocoll shall bear the expense of any recall resulting from breach of its obligations hereunder or from negligent manufacture, packaging or shipment of the Products by it. In all other cases, PIONEER shall bear the expense of any recall.

8.	Auditing

8.1	During normal business hours, Innocoll shall provide access to its premises to PIONEER to permit audits of the relevant documents and facilities by PIONEER. PIONEER shall be entitled to one (1) audit within each twelve (12) month period during the Term.

8.2	Innocoll will ensure that any material deficiencies highlighted during any audit by PIONEER or Regulatory Bodies will be dealt with as soon as is practically possible following receipt of an official signed Audit Report from PIONEER.

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9.	PIONEER Obligations

9.1	PIONEER shall be responsible for compiling, submitting and maintaining the Product registrations, and all associated costs. Innocoll shall provide required Products free of charge for registration and clinical trial in the Territory and provide relevant and available information and documentation to support the Product registrations in English to PIONEER and PIONEER shall be responsible for all required translations. PIONEER shall be responsible for obtaining Product registration and will bear all associated costs.

9.2	PIONEER shall launch the Product(s) within three (3) months of receiving Regulatory Approval. If PIONEER fails to launch the product within three (3) months, the Product rights will revert to Innocoll.

9.3	PIONEER shall sell and distribute the Product in the Territory under the original trade-marks and packages of Innocoll or under any modified trademarks or packages agreed by the Parties.

9.4	PIONEER shall provide at its own expense all staff and facilities necessary for the operation of the distributorship and the fulfillment of the terms of this Agreement.

9.5	PIONEER shall handle and store the Products securely and with all due skill care and attention and shall not take any step to alter the condition of any of the Products from that in which the Products are delivered by Innocoll.

9.6	At the request of Innocoll, PIONEER shall receive employees and representatives of Innocoll and shall render to them all reasonable facilities for investigating conditions of trade and to visit customers in the Territory. Each party shall bear their own costs relating to such visits.

9.7	PIONEER shall in good faith prepare and submit to Innocoll on or before January 15th in each year a detailed marketing plan and budget (“the Plan”) for the promotion of the Products for the immediately succeeding calendar year.

9.7.1	In the event that the Plan is agreed upon by Innocoll and PIONEER, PIONEER shall use all reasonable endeavours to ensure that it conforms to the Plan during the relevant calendar year.

9.7.2	PIONEER shall keep Innocoll informed of competition experienced in the Territory and when so requested by Innocoll provide information on marketing activities and competitive products in the Territory.

9.7.3	PIONEER shall prepare all advertising promotional and marketing material for the Products and submit the same to Innocoll for approval. On receipt of such approval (which shall not be unreasonably withheld or delayed) PIONEER shall produce all such approved material at PIONEER’S expense.

9.8	PIONEER shall purchase the agreed annual minimum quantities defined in Exhibit C.

9.9	PIONEER has or will have and will maintain in force a product liability insurance which is covering any and all liabilities of PIONEER relating to the Products.

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10.	Innocoll Obligations

10.1	Innocoll shall comply in all material respects with all laws, rules and regulations applicable to the design, manufacture, labelling, packaging, storage and handling of the Product, including maintaining qualified manufacturing and quality facilities and/or procedures. Innocoll shall ensure that all third-party manufacturers of any raw materials for the Product comply in all material respects with all laws, rules and regulations applicable to the design, manufacture, labelling and packaging of the Product in the Territory. Without limiting the generality of the foregoing, Innocoll (and all third-party manufacturers of any raw materials for Product) shall implement such quality control systems and procedures as shall be appropriate to ensure compliance with the requirements of ISO and cGMP/QSR, which are applicable to Innocoll or such third-party manufacturer as the manufacturer and supplier of the Product. Innocoll shall allow reasonable access to its records, manufacturing facilities, and its third-party manufacturers’ manufacturing facilities and records (if applicable) to allow any Regulatory Authority to conduct full compliance audits or inspections relating to the Product. Innocoll and any third party manufacturer shall ensure that the Products are manufactured in strict compliance with the Specifications.

10.2	Innocoll hereby undertakes to sell the Products to PIONEER at the prices determined in accordance with Exhibit B hereof and on terms and conditions in accordance with the provisions hereof.

10.3	Innocoll will without delay approve as appropriate the material for the advertising promotion and marketing of the Products in the Territory as submitted by PIONEER.

10.4	Upon giving six months’ notice in writing Innocoll shall be entitled at its discretion to:

(i)	discontinue the manufacture of the Products or any of them;

(ii)	or make changes or introduce modifications new presentations enhancements or improvements to the Products the Products’ packaging or branding or any part thereof; or

(iii)	introduce new additional or replacement products

10.5	In an event as indicated under 10.4 (i) above where the “fully recoverable License Fee” has not yet been fully recovered by Pioneer, Innocoll shall remit the remaining balance of this License Fee to Pioneer without delay.

10.6	Innocoll has and will maintain in force a product liability insurance which is covering any and all liabilities of Innocoll relating to the Products.

11.	Confidentiality Obligations

11.1	Each party agrees to maintain during the term of this Agreement and for a period of ten (10) years thereafter the strictest confidence with regard to the confidential and/or proprietary information, in whatever medium, relating to the Products and their manufacture, and any other information disclosed to it under this Agreement by the other party and proprietary to it or its affiliates or any third party contract partners (the

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“Confidential Information”). Neither party shall directly nor indirectly pass on the Confidential Information to others nor use it for any purpose not mentioned in this Agreement. Each party shall have the right to disclose the other party’s Confidential Information to its employees or advisors who need this knowledge for the purposes authorized herein. To the extent that a party discloses Confidential Information to an employee or advisor, such party will be responsible for any failure by such persons or entities to hold such information in confidence or use such information solely for the purposes of this Agreement.

11.2	The obligations of confidentiality and use restrictions set forth herein above will not apply to the following information:

11.2.1	information that is or becomes publicly known or available by publication, commercial use or otherwise without breach of this Agreement by the receiving party;

11.2.2	information that the receiving party rightfully receives from a third party without a restriction on disclosure,

11.2.3	information that must be disclosed pursuant to governmental and regulatory requirements (including Certification Audits);

11.2.4	information that is independently developed by employees of the receiving party who have not had access to the Confidential Information; or

11.2.5	information that is known by the receiving party at the time of receipt.

12.	Proprietary Rights

12.1	All Know-how (all manufacturing and technical data, instructions, specifications and experiences regarding the Products as well as test methods developed) documented in the Specifications is owned by Innocoll (“Innocoll Know-How”). Pioneer shall have a limited, royalty-free license to use the Innocoll Know-How in accordance with and for the term of this Agreement.

12.2	Innocoll represents and warrants that Innocoll’s manufacturing methods do not infringe any third party’s proprietary rights. Innocoll will indemnify and hold harmless PIONEER for any and all claims arising out of or based on claims related to the intellectual property rights underlying such methods.

13.	Warranties and Liability

13.1	Innocoll shall be responsible for all claims related to the Product to the extent arising from (a) the gross negligence or wilful misconduct of Innocoll in the manufacturing of the Products, (b) a material breach of this Agreement by Innocoll or (c) material breach of any law or regulation (that Innocoll is required to comply with hereunder) by Innocoll. PIONEER shall be responsible for all claims related to the Product to the extent arising from: (a) the gross negligence or wilful misconduct of PIONEER in the marketing and promotion of products, (b) material breach of this Agreement by PIONEER or (c) material

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breach of any law or regulation (that PIONEER is required to comply with hereunder) by PIONEER.

14.	Indemnities

14.1	As soon as a party becomes aware of the possibility of a claim involving indemnification under this article, the indemnified party shall give the indemnifying party prompt notice in writing and shall permit the indemnifying party to have control over and conduct the defense of such claim or suit. The indemnified party agrees to provide all reasonable information and assistance to the indemnifying party in such defense.

14.2	Innocoll shall indemnify and hold PIONEER harmless against all claims and expenses, including reasonable legal expenses, arising out of the death or injury to any person or persons or out of any damages to property, whether during or following the termination or expiration of this Agreement, resulting from the use of Product where such death, injury or damage is attributable to any defect in a Product attributable to any negligent, reckless or intentional act or omission by Innocoll, or the breach of this Agreement by Innocoll.

14.3	PIONEER shall indemnify and hold Innocoll harmless against all claims and expenses, including reasonable legal expenses, arising out of the death or injury to any person or persons or out of any damages to property, whether during or following the expiration or termination of this Agreement, resulting from the use of Product where such death, injury or damage is attributable to any negligent, reckless or intentional act or omission by PIONEER, or the breach of this Agreement by PIONEER.

15.	Term and Termination

15.1	This Agreement shall become effective on the Effective Date and shall continue for ten (10) years.

15.2	Each party shall be entitled to terminate the Agreement with immediate effect for material cause. “Material cause” shall include, but not be limited to, the following:

15.2.1	If PIONEER fails to pay for the Products within the time set forth in Clause 3.6 above, if PIONEER should fail to meet the minimum purchase obligations as specified in Exhibit C, or if PIONEER is otherwise in breach of its obligations under this Agreement; then Innocoll, may, at its option, cancel this Agreement upon thirty (30) days’ prior written notice to PIONEER unless PIONEER cures such breach and any intervening breach within such thirty (30) day period.

15.2.2	If Innocoll is in breach of its obligations under this Agreement then PIONEER may at its option cancel this Agreement upon thirty (30) days prior written notice to Innocoll unless Innocoll cures such breach and any intervening breach within such thirty (30) day period.

15.2.3	If the other party files a petition in bankruptcy, or applies for a consent to the appointment of a receiver or trustee or suffers or permits the entry of an order adjudicating it to be bankrupt or insolvent.

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15.3	In an event stipulated under 15.2.2 above, where PIONEER cancels this Agreement and Innocoll fails to cure the breach: 1) if the event occurs before obtaining Regulatory Approval, Innocoll shall compensate PIONEER for any direct and verifiable costs PIONEER has made regarding application for Regulatory Approval as evidenced by PIONEER and 2) if the event occurs before PIONEER has fully recovered the “License Fee”, Innocoll shall remit the balance of the “License Fee” to PIONEER without delay.

15.4	Upon termination of this Agreement, only accounts payable and/or receivable and liabilities provided for under this Agreement shall remain in effect and neither party shall be entitled to any costs compensation or damages whatsoever sustained resulting from, or arising out of or alleged to have been sustained, to have resulted from, or to have arisen out of such termination.

15.5	Upon cancellation or expiration of this Agreement, PIONEER shall return all data, prospectuses and materials including, without limitation, all copies of test results and other data accumulated, advertising and promotional materials samples and instruments relating to the Products and in such event the distribution rights and all other rights granted to PIONEER under this Agreement shall revert to Innocoll and PIONEER shall not make further use of such technical information or disclose same.

15.6	Upon cancellation or expiration of this agreement, PIONEER shall immediately initiate the transfer of the Product registration to Innocoll or its designee.

15.7	The termination of this Agreement shall not release either party from the obligation to make the payment of any sum then owing, and it shall not release PIONEER from its obligation to pay Innocoll for all the Products ordered and received, and Innocoll to deliver all the Products ordered which have been previously accepted by Innocoll as per section 3.2.

16.	Miscellaneous Provisions

16.1	In case of force majeure, official orders, strike or lockout or similar hindrances which the parties are unable to avert, the parties shall be released for the duration of such hindrance from the contractual obligations which they are prevented from performing; provided however that if such suspension shall continue in excess of one hundred eighty (180) days the parties shall meet and attempt to arrive at a mutually acceptable compromise within the spirit and intent of this Agreement. In the event of shortage of production or supply of the Products for any reason Innocoll reserves the right to allocate its supplies of the Products to itself and such other distributors or customers as it deems equitable.

16.2	This Agreement shall be governed by and construed in accordance with the substantive provisions of Singapore law. Place of jurisdiction and forum for any disputes shall be Singapore.

16.3	If individual provisions or rules of this Agreement are invalid or become invalid, the parties hereby agree that this shall not affect the validity of the remainder of the terms and provisions. The parties undertake to replace the invalid provisions by others which come closest to the effect originally intended.

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16.4	This Agreement and its appendices which form an integral part of this Agreement and are incorporated herein by reference, represents the entire agreement of the parties relating to the subject matter. The General Terms and Conditions of each party shall not apply to this Agreement.

16.5	Any amendments to this Agreement or, the appendices may only be made by mutual agreement of the parties, and must be in writing and executed by both parties.

16.6	Any expiration or termination of this Agreement shall not release the parties from liabilities or obligations accrued as of the date thereof.

16.7	This Agreement shall not be assigned by Innocoll or PIONEER to any third party without the prior written consent of the other Party.

16.8	This Agreement has been prepared in the English language, and English shall control its interpretation and meaning.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

PIONEER Limited	Innocoll Pharmaceuticals Limited

/s/ XinZhou Li	/s/ Michael Myers
XinZhou Li	Michael Myers
President and CEO	President and CEO

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Exhibit A: Products

CollaGUARD Adhesion Barrier

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Exhibit B: Prices & Conditions

Supply Price (€)

Unit Size	Unit Price
***	***

***

Fully Recoverable License Fee:

***

Interest.

All undisputed amounts not paid when due under this Agreement shall bear interest at the rate of twelve percent (12%) per annum or, if less, the highest rate allowable by applicable law, from the due date until the date of payment.

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Exhibit C: Minimum Annual Purchase Requirements

***.

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AMENDMENT TO COLLAGUARD LICENSING
MANUFACTURING AND SUPPLY AGREEMENT
between
PIONEER PHARMA COMPANY, LIMITED
AND INNOCOLL PHARMACEUTICALS LIMITED

THIS AMENDMENT (“Amendment”) to that certain LICENSING, MANUFACTURING AND SUPPLY AGREEMENT by and among Pioneer Pharma Company, a limited liability company organized and existing under the laws of the Republic of China (“Pioneer”), and Innocoll Pharmaceuticals Limited, a limited liability company organized and existing under the laws of Ireland (“‘Innocoll”), dated as of October 12, 2011 (“Agreement”) is entered into between Pioneer and Innocoll effective as of August 6, 2012.

PRELIMINARY STATEMENTS:

A.           Pioneer and Innocoll entered into the Agreement effective October 12, 2011, and will expire, by its terms on October 12, 2021.

B.           The parties desire to amend the territory and License Fees as set forth in this Amendment.

NOW, THEREFORE, IN CONSIDERATION of the covenants and mutual promises contained herein, the receipt and sufficiency of which hereby are acknowledged, the parties hereby agree as follows:

TERMS AND CONDITIONS:

1.          Definitions. To the extent not otherwise defined in this Amendment, all capitalized terms shall have the meaning ascribed to them in the Agreement.

2.          Section 1.4. Territory shall be amended to mean The People’s Republic of China, including the territories of Hong Kong, Macau, and Taiwan, Vietnam, Cambodia, Malaysia, Singapore, Indonesia, Brunei Darussalam, Laos, Myanmar.

3.          License Fees: In consideration of the expansion of the Territory to include the additional countries listed above, Pioneer shall make the following payments:

•	***

4.          General.

a.           Amendment Controls. Notwithstanding anything to the contrary set forth in the Agreement, in the event of a conflict between the terms of the Agreement and this Amendment, this Amendment shall control.

b.           Continuing Effect of Other Terms of Licensing Manufacturing and Supply Agreement. Except as amended in this Amendment, all terms and conditions of the Agreement shall remain in full force and effect.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 under the Securities Act of 1933, as amended. Confidential portions are marked: [ *** ]

c.           Counterparts. This Amendment may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall be one and the same instrument.

d.           Choice of Law. The parties expressly agree that this Amendment shall be governed the substantive laws of Singapore without giving effect to that jurisdiction’s choice of law rules.

e.           Submission to Jurisdiction. The parties agree to submit to the non-exclusive jurisdiction of any competent court in Singapore with respect to any matter arising out of this Amendment.

IN WITNESS WHEREOF, the parties by their duly authorized officers have executed this Amendment on the date set forth below their signatures below, to be effective as of August 6, 2012.

PIONEER PHARMA COMPANY LIMITED

Signature:	/s/ XinZhou Li

Name:	XinZhou Li

Title:	President and CEO

Date:	August 13, 2012

INNOCOLL PHARMACEUTICALS LIMITED

Signature:	/s/ Denise Carter

Name:	Denise Carter

Title:	Vice President, Business Dev.

Date:	August 7, 2012

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